EXHIBIT 99.1
Company Contact:
Dunnan D. Edell
Chief Executive Officer
800-524-2720
FOR IMMEDIATE RELEASE
CCA INDUSTRIES, INC. REPORTS THIRTIETH CONSECUTIVE DIVIDEND AND THIRD QUARTER RESULTS
East Rutherford, NJ, October 14, 2011: CCA INDUSTRIES, INC. (NYSE AMEX: “CAW”) announced today that its Board of Directors has approved a dividend of $0.07 per share for the fourth quarter, payable to all shareholders of record as of November 1, 2011 and to be paid on December 2, 2011. This will be the Company’s 30th consecutive dividend.
The Company also announced its results for the third quarter ended August 31, 2011. The Company had total revenues for the three months ended August 31, 2011 of $12,228,988 and a net income of $399,294. Total revenues for the same period in 2010 were $12,596,400 and a net loss of $(598,225). The basic and fully diluted earnings per share was $0.06 for the third quarter of 2011 as compared to a loss of $ (0.08) for the third quarter 2010. Revenues for the nine months ended August 31, 2011 were $37,685,408 and net income was $495,131 as compared to revenues of $40,649,903 and a net loss of $(967,260) for the same period in 2010. The basic and fully diluted earnings per share for the nine months ended August 31, 2011 was $0.07 as compared to a loss of $(0.14) per share for the same period in fiscal 2010.
“Net earnings in the third quarter were affected by a voluntary recall of three lots of our Plus White Whitening Gel products from our retailers. The recall was caused by the gel turning into a liquid form that caused the product to lose its efficacy. The Company accordingly recorded a reserve of $646,106 for returns and related retailer charges, which reduced pre-tax earnings for the third quarter. “We believe the problem that caused the instability of the product is related to recent changes in the specification of the raw materials used in the product formula. The Company has employed the services of one of the foremost experts of whitening ingredients, who has developed a new formulation, which we believe will end the product stability problems that we have been recently facing,” stated Dunnan D. Edell, CEO.
CCA Industries Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Mega-T “ Green Tea diet supplements, “Mega-T” Green Tea gum and mint products, “Bikini Zone”, medicated topical and shave gels, “Nutra Nail” nail care treatments, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, “Parfume de Vanille” fragrances, “Solar Sense” sun protection products, “Hair Off” hair removal and depilatory products, “Wash ‘N Curl” shampoos and conditioners and Pain Bust•R II an analgesic product.
Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CCA Industries, Inc. & Subsidiaries
Third Quarter Ended
August 31, 2011
News Release

	August 31, 2011	August 31, 2010
Quarter Ended
Total Revenues	$12,228,988	$12,596,400

Net Income (Loss)	$399,294	$(598,225)

Per Share Earnings (Loss)
Basic	$0.06	$(0.08)
Diluted	$0.06	$(0.08)

Weighted Average Shares Outstanding
Basic	7,054,442	7,054,442
Diluted	7,054,442	7,054,442

Nine Months Ended
Total Revenues	$37,685,408	$40,649,903
Net Income (Loss)	$495,131	$(967,260)

Per Share Earnings (Loss)
Basic	$0.07	$(0.14)
Diluted	$0.07	$(0.14)

Weighted Average Shares Outstanding
Basic	7,054,442	7,054,442
Diluted	7,054,442	7,054,442